Exhibit 99.1

press release
April 30, 2025

Radian Announces First Quarter 2025 Financial Results

— First quarter net income of $145 million, or $0.98 per diluted share —

— Book value per share growth of 11% year-over-year to $32.48 —

— Primary mortgage insurance in force grew year-over-year to $274.2 billion —

— Default rate declines from prior quarter to 2.3%, driven by favorable credit trends —

— $200 million return of capital paid from Radian Guaranty to holding company during the first quarter —

— Repurchased $207 million of shares during the first quarter and paid $37 million of dividends —

WAYNE, PA. April 30, 2025 - Radian Group Inc. (NYSE: RDN) today reported net income for the quarter ended March 31, 2025, of $145 million, or $0.98 per diluted share. This compares with net income for the quarter ended March 31, 2024, of $152 million, or $0.98 per diluted share.

Consolidated pretax income for the quarter ended March 31, 2025, was $188 million, compared to $199 million for the quarter ended March 31, 2024. Adjusted pretax operating income for the quarter ended March 31, 2025, was $191 million, compared to $203 million for the quarter ended March 31, 2024. Adjusted diluted net operating income per share for the quarter ended March 31, 2025, was $0.99, compared to $1.00 for the quarter ended March 31, 2024.

Key Financial Highlights	Quarter ended
($ in millions, except per-share amounts)	March 31, 2025	December 31, 2024	March 31, 2024

Total revenues	$318	$316	$319
Net income	$145	$148	$152
Diluted net income per share	$0.98	$0.98	$0.98
Consolidated pretax income	$188	$189	$199
Adjusted pretax operating income (1)	$191	$209	$203
Adjusted diluted net operating income per share (1)	$0.99	$1.08	$1.00
Return on equity	12.6%	12.7%	13.8%
Adjusted net operating return on equity (1)	12.7%	14.1%	14.1%
New Insurance Written (NIW) - mortgage insurance	$9,489	$13,186	$11,534
Net premiums earned - mortgage insurance	$234	$235	$234
New defaults	12,505	13,967	11,756

	As of
($ in millions, except per-share amounts)	March 31, 2025	December 31, 2024	March 31, 2024

Book value per share	$32.48	$31.33	$29.30
Accumulated other comprehensive income (loss) value per share	$(2.09)	$(2.37)	$(2.39)
PMIERs Available Assets	$6,022	$6,039	$5,989
PMIERs excess Available Assets	$2,094	$2,158	$2,282
Available holding company liquidity (2)	$834	$885	$1,094
Total investments (3)	$6,114	$6,345	$6,327
Residential mortgage loans held for sale, at fair value (3)	$279	$520	$147
Primary mortgage insurance in force	$274,159	$275,126	$270,986
Percentage of primary loans in default	2.33%	2.44%	2.10%
Mortgage insurance loss reserves	$369	$354	$357

(1)
Adjusted results, including adjusted pretax operating income, adjusted diluted net operating income per share and adjusted net operating return on equity, are non-GAAP financial measures. For definitions and reconciliations of these measures to the comparable GAAP measures, as well as an explanation of a change made to certain of these measures in the first quarter of 2025, see Exhibits F and G.
(2)
Represents Radian Group’s available liquidity without considering available capacity under its $275 million unsecured revolving credit facility.
(3)
Total investments on our condensed consolidated balance sheets include residential mortgage loans held for sale.

Book value per share at March 31, 2025, was $32.48, compared to $31.33 at December 31, 2024, and $29.30 at March 31, 2024. This represents an 11% growth in book value per share at March 31, 2025, as compared to March 31, 2024, and includes accumulated other comprehensive income (loss) of $(2.09) per share as of March 31, 2025, and $(2.39) per share as of March 31, 2024. Changes in accumulated other comprehensive income (loss) are primarily from net unrealized gains or losses on investments as a result of decreases or increases, respectively, in market interest rates.

“We had a strong start to the year with excellent first quarter operating results for Radian. We increased book value per share by 11% year-over-year, generated net income of $145 million, and delivered a return on equity of 12.6%. Our primary mortgage insurance in force, which is the main driver of future earnings for our company, was $274 billion,” said Radian’s Chief Executive Officer Rick Thornberry. “During the quarter, consistent with our strong track record of capital return at Radian, we took advantage of market conditions and repurchased $207 million of shares, representing more than 4% of shares outstanding, with a total return of capital including dividends to stockholders of $244 million.”

FIRST QUARTER HIGHLIGHTS

■
NIW was $9.5 billion in the first quarter of 2025, compared to $13.2 billion in the fourth quarter of 2024, and $11.5 billion in the first quarter of 2024.
■
Refinances accounted for 4% of total NIW in the first quarter of 2025, compared to 10% in the fourth quarter of 2024, and 3% in the first quarter of 2024.
■
Additional details regarding NIW may be found in Exhibit H.
■
Total primary mortgage insurance in force of $274.2 billion as of March 31, 2025, compared to $275.1 billion as of December 31, 2024, and $271.0 billion as of March 31, 2024.
■
Persistency, which is the percentage of mortgage insurance that remains in force after a twelve-month period, was 84% for the twelve months ended March 31, 2025, compared to 84% for the twelve months ended December 31, 2024, and 84% for the twelve months ended March 31, 2024.
■
Annualized persistency for the three months ended March 31, 2025, was 86%, compared to 83% for the three months ended December 31, 2024, and 85% for the three months ended March 31, 2024.
■
Additional details regarding our primary mortgage insurance in force may be found in Exhibit I.
■
Net mortgage insurance premiums earned were $234 million for the first quarter of 2025, compared to $235 million for the fourth quarter of 2024, and $234 million for the first quarter of 2024.
■
Mortgage insurance in force portfolio premium yield was 38.0 basis points in the first quarter of 2025. This compares to 38.0 basis points in the fourth quarter of 2024, and 38.2 basis points in the first quarter of 2024.
■
Total net mortgage insurance premium yield, which includes the impact of ceded premiums earned and accrued profit commission, was 34.1 basis points in the first quarter of 2025. This compares to 34.2 basis points in the fourth quarter of 2024, and 34.6 basis points in the first quarter of 2024.
■
Additional details regarding premiums earned may be found in Exhibit D.
■
The mortgage insurance provision for losses was a $15 million provision in the first quarter of 2025, compared to a de minimis amount in the fourth quarter of 2024, and a benefit of $7 million in the first quarter of 2024.
■
Favorable reserve development on prior period defaults was $38 million in the first quarter of 2025, compared to $56 million in the fourth quarter of 2024, and $61 million in the first quarter of 2024.
■
The number of primary delinquent loans was 22,758 as of March 31, 2025, compared to 24,055 as of December 31, 2024, and 20,850 as of March 31, 2024.
■
The loss ratio in the first quarter of 2025 was 7%, compared to 0% in the fourth quarter of 2024, and (3)% in the first quarter of 2024.
■
Total mortgage insurance claims paid were $4 million in the first quarter of 2025, compared to $5 million in the fourth quarter of 2024, and $3 million in the first quarter of 2024.
■
Additional details regarding mortgage insurance provision for losses may be found in Exhibit D.
■
Other operating expenses were $77 million in the first quarter of 2025, compared to $88 million in the fourth quarter of 2024, and $83 million in the first quarter of 2024.
■
Details regarding other operating expenses may be found in Exhibit D.

CAPITAL AND LIQUIDITY UPDATE

Radian Group

■
During the first quarter of 2025, the company repurchased 6.5 million shares of Radian Group common stock at a total cost of $207 million. As of March 31, 2025, purchase authority of up to $336 million remained available under the existing program.

■
Radian Group paid a dividend on its common stock in the amount of $0.255 per share, totaling $37 million, in the first quarter of 2025.
■
As of March 31, 2025, Radian Group maintained $834 million of available liquidity. Total holding company liquidity, including the company’s $275 million unsecured revolving credit facility was $1.1 billion as of March 31, 2025.

Radian Guaranty

■
Radian Guaranty paid a distribution to Radian Group of $200 million in the first quarter of 2025.
■
In recent periods, Radian Guaranty has paid its quarterly distributions to Radian Group in the form of ordinary dividends from its positive unassigned funds; however, it can also choose to return capital through distributions from paid in surplus, with approval from the Pennsylvania Insurance Department.
■
Radian Guaranty sought and received such approval to treat its $200 million distribution to Radian Group in the first quarter of 2025 as a return of capital.
■
As a result, during the first quarter of 2025, Radian Guaranty’s common stock and paid in surplus balance declined from $500 million to $300 million, while its unassigned surplus increased to $408 million, strengthening its ability to pay ordinary dividends to Radian Group during the remainder of 2025 and in subsequent periods.
■
At March 31, 2025, Radian Guaranty’s Available Assets under PMIERs totaled $6.0 billion, resulting in PMIERs excess Available Assets of $2.1 billion.

RECENT EVENTS

Consistent with our use of risk distribution strategies to effectively manage capital and proactively mitigate risk, in April 2025 Radian Guaranty agreed to principal terms on three quota share reinsurance arrangements (collectively the “New QSR Agreements”), each with a panel of third-party reinsurance providers. Under the New QSR Agreements, which remain subject to final documentation, we expect to cede future NIW as follows: 30% of policies issued between July 1, 2025 and June 30, 2026; 30% of policies issued between July 1, 2026 and June 30, 2027; and 15% of policies issued between July 1, 2027 and June 30, 2028, in each case subject to certain conditions.

CONFERENCE CALL

Radian will discuss first quarter 2025 financial results in a conference call tomorrow, Thursday, May 1, 2025, at 11:00 a.m. Eastern time. The conference call will be webcast live on the company’s website at https://radian.com/who-we-are/for-investors/webcasts or at www.radian.com. The webcast is listen-only. Those interested in participating in the question-and-answer session should follow the conference call dial-in instructions below.

The call may be accessed via telephone by registering for the call here to receive the dial-in numbers and unique PIN. It is recommended that you join 10 minutes prior to the event start (although you may register and dial in at any time during the call).

A digital replay of the webcast will be available on Radian’s website approximately two hours after the live broadcast ends for a period of one year at https://radian.com/who-we-are/for-investors/webcasts.

In addition to the information provided in the company’s earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian’s website at www.radian.com, under Investors.

NON-GAAP FINANCIAL MEASURES

Radian believes that adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity (non-GAAP measures) facilitate evaluation of the company’s fundamental financial performance and provide relevant and meaningful information to investors about the ongoing operating results of the company. On a consolidated basis, these measures are not recognized in accordance with accounting principles generally accepted in the United States of America (GAAP) and should not be considered in isolation or viewed as substitutes for GAAP measures of performance. The measures described below have been established in order to increase transparency for the purpose of evaluating the company’s operating trends and enabling more meaningful comparisons with Radian’s competitors.

Adjusted pretax operating income (loss) is defined as GAAP consolidated pretax income (loss) excluding the effects of: (i) net gains (losses) on investments and other financial instruments, except for those investments and other financial instruments attributable to our Mortgage Conduit business and (ii) impairment of other long-lived assets and other non-operating items, if any, such as gains (losses) from the sale of lines of business, acquisition-related income (expenses) and gains (losses) on extinguishment of debt, among others. Adjusted diluted net operating income (loss) per share is calculated by dividing adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by the sum of the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. Adjusted net operating return on equity is calculated by dividing annualized adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.

See Exhibit F or Radian’s website for a description of these items, as well as Exhibit G for reconciliations to the most comparable consolidated GAAP measures.

ABOUT RADIAN

Radian Group Inc. (NYSE: RDN) is a catalyst for homeownership that transforms risk into opportunity through services and technologies that empower housing and capital market participants to act with confidence. The Radian family of companies is shaping the future of mortgage and real estate services through products and services that include industry-leading mortgage insurance and a comprehensive suite of mortgage, risk, real estate, and title services. Visit www.radian.com to see how we’re creating possibilities for a place to call home.

Contact:

For Investors

Dan Kobell - Phone: 215.231.1113

email: daniel.kobell@radian.com

For Media

Rashi Iyer - Phone: 215.231.1167

email: rashi.iyer@radian.com

FINANCIAL RESULTS AND SUPPLEMENTAL INFORMATION CONTENTS (Unaudited)

Exhibit A:	Condensed Consolidated Statements of Operations
Exhibit B:	Net Income Per Share
Exhibit C:	Condensed Consolidated Balance Sheets
Exhibit D:	Condensed Consolidated Statements of Operations Detail
Exhibit E:	Segment Information
Exhibit F:	Definition of Consolidated Non-GAAP Financial Measures
Exhibit G:	Consolidated Non-GAAP Financial Measure Reconciliations
Exhibit H:	Mortgage Insurance Supplemental Information - New Insurance Written
Exhibit I:	Mortgage Insurance Supplemental Information - Primary Insurance in Force and Risk in Force

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (1)

Exhibit A

	2025	2024
(In thousands, except per-share amounts)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Revenues
Net premiums earned	$236,679	$238,562	$239,133	$237,731	$235,857
Services revenue	12,116	12,250	12,167	13,265	12,588
Net investment income	68,574	71,310	78,396	73,766	69,221
Net gains (losses) on investments and other financial instruments	(723)	(8,291)	2,174	(4,487)	490
Income (loss) on consolidated VIEs	428	(467)	465	—	—
Other income	1,040	2,497	1,522	872	1,262
Total revenues	318,114	315,861	333,857	321,147	319,418
Expenses
Provision for losses	15,167	(624)	6,889	(1,745)	(7,034)
Policy acquisition costs	6,388	7,276	6,724	6,522	6,794
Cost of services	8,771	9,867	9,542	9,535	9,327
Other operating expenses	76,849	87,703	85,919	91,648	82,636
Interest expense	22,499	22,513	29,391	27,064	29,046
Total expenses	129,674	126,735	138,465	133,024	120,769
Pretax income	188,440	189,126	195,392	188,123	198,649
Income tax provision	43,882	40,835	43,500	36,220	46,295
Net income	$144,558	$148,291	$151,892	$151,903	$152,354
Diluted net income per share	$0.98	$0.98	$0.99	$0.98	$0.98

(1)
See Exhibit D for additional details.

Radian Group Inc. and Subsidiaries

Net Income Per Share

Exhibit B

The calculation of basic and diluted net income per share is as follows.

	2025	2024
(In thousands, except per-share amounts)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Net income—basic and diluted	$144,558	$148,291	$151,892	$151,903	$152,354
Average common shares outstanding—basic	145,618	150,302	151,846	153,110	153,817
Dilutive effect of share-based compensation arrangements (1)	2,109	1,610	1,227	1,289	2,154
Adjusted average common shares outstanding—diluted	147,727	151,912	153,073	154,399	155,971
Basic net income per share	$0.99	$0.99	$1.00	$0.99	$0.99
Diluted net income per share	$0.98	$0.98	$0.99	$0.98	$0.98

(1)
The following number of shares of our common stock equivalents issued under our share-based compensation arrangements are not included in the calculation of diluted net income per share because their effect would be anti-dilutive.

	2025	2024
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Shares of common stock equivalents	24	9	—	64	—

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit C

	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(In thousands, except per-share amounts)	2025	2024	2024	2024	2024

Assets
Investments	$6,113,792	$6,345,236	$6,497,180	$6,588,149	$6,327,114
Cash	24,182	38,823	28,061	13,791	26,993
Restricted cash	4,168	2,649	2,014	1,993	1,832
Accrued investment income	44,378	49,053	49,707	47,607	46,334
Accounts and notes receivable	127,741	128,093	138,439	137,777	130,095
Reinsurance recoverable	40,227	36,433	34,015	31,064	28,151
Deferred policy acquisition costs	17,855	17,746	18,430	18,566	18,561
Property and equipment, net	25,576	27,637	41,892	56,360	60,521
Prepaid federal income taxes	921,080	921,080	870,336	837,736	750,320
Other assets	381,846	375,931	384,666	396,600	369,944
Consolidated VIE assets (1)	1,064,541	721,307	355,031	—	—
Total assets	$8,765,386	$8,663,988	$8,419,771	$8,129,643	$7,759,865
Liabilities and stockholders’ equity
Reserve for losses and loss adjustment expense	$374,945	$360,326	$363,225	$357,470	$361,833
Unearned premiums	178,931	188,337	198,007	206,094	215,124
Senior notes	1,065,965	1,065,337	1,064,718	1,513,782	1,512,860
Secured borrowings	272,667	538,294	551,916	484,665	207,601
Net deferred tax liability	804,149	746,685	737,605	656,113	626,353
Other liabilities	442,188	431,556	457,155	429,200	396,362
Consolidated VIE liabilities (1)	1,039,715	709,595	348,292	—	—
Total liabilities	4,178,560	4,040,130	3,720,918	3,647,324	3,320,133
Common stock	162	168	171	172	171
Treasury stock	(969,396)	(968,246)	(967,717)	(967,218)	(946,202)
Additional paid-in capital	1,048,738	1,246,826	1,315,046	1,356,341	1,390,436
Retained earnings	4,802,038	4,695,348	4,584,453	4,470,335	4,357,823
Accumulated other comprehensive income (loss)	(294,716)	(350,238)	(233,100)	(377,311)	(362,496)
Total stockholders’ equity	4,586,826	4,623,858	4,698,853	4,482,319	4,439,732
Total liabilities and stockholders’ equity	$8,765,386	$8,663,988	$8,419,771	$8,129,643	$7,759,865
Shares outstanding	141,220	147,569	149,776	151,148	151,509
Book value per share	$32.48	$31.33	$31.37	$29.66	$29.30

Holding company debt-to-capital ratio (2)	18.9%	18.7%	18.5%	25.2%	25.4%

(1)
Reflects the consolidation of Radian Mortgage Capital’s private label securitizations, net of our retained interest in these transactions. We determined that we are the primary beneficiary of these securitization trusts, which are each considered to be a variable interest entity (“VIE”), thereby requiring us to consolidate the VIE.
(2)
Calculated as carrying value of senior notes, which were issued and are owed by our holding company, divided by carrying value of senior notes and stockholders’ equity. This holding company ratio does not include the effects of amounts owed by our subsidiaries related to secured borrowings.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 1 of 2)

Net Premiums Earned

	2025	2024
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Direct - Mortgage insurance

Premiums earned, excluding revenue from cancellations	$260,705	$261,017	$261,726	$259,342	$258,593

Single Premium Policy cancellations	1,206	2,363	1,783	2,076	2,114
Total direct - Mortgage insurance	261,911	263,380	263,509	261,418	260,707
Ceded - Mortgage insurance
Premiums earned, excluding revenue from cancellations	(42,288)	(43,239)	(41,894)	(39,925)	(38,997)
Single Premium Policy cancellations (1)	902	952	818	732	(112)
Profit commission - other (2)	13,519	14,183	12,711	12,593	12,401
Total ceded premiums - Mortgage insurance	(27,867)	(28,104)	(28,365)	(26,600)	(26,708)
Net premiums earned - Mortgage insurance	234,044	235,276	235,144	234,818	233,999
Net premiums earned - Title insurance	2,635	3,286	3,989	2,913	1,858
Net premiums earned	$236,679	$238,562	$239,133	$237,731	$235,857

(1)
Includes the impact of related profit commissions.
(2)
Represents the profit commission under our QSR Program, excluding the impact of Single Premium Policy cancellations.

Services Revenue

	2025	2024
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Mortgage Insurance
Contract underwriting services	$173	$261	$244	$309	$210
All Other
Real estate services	8,055	7,733	7,876	8,777	9,193
Title	3,261	3,645	3,427	3,540	2,573
Real estate technology	627	611	620	639	612
Total services revenue	$12,116	$12,250	$12,167	$13,265	$12,588

Net Investment Income

	2025	2024
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Fixed maturities	$56,714	$57,238	$59,348	$57,924	$57,259
Equity securities	2,145	3,350	3,047	3,067	2,539
Residential mortgage loans held for sale	6,273	7,537	7,828	5,411	1,793
Short-term investments	4,751	4,478	9,686	8,614	8,958
Other (1)	(1,309)	(1,293)	(1,513)	(1,250)	(1,328)
Net investment income	$68,574	$71,310	$78,396	$73,766	$69,221

(1)
Includes investment management expenses, as well as the net impact from our securities lending activities.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Detail

Exhibit D (page 2 of 2)

Provision for Losses

	2025	2024
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Mortgage insurance
Current period defaults (1)	$53,740	$55,795	$57,032	$47,918	$53,688
Prior period defaults (2)	(38,400)	(55,734)	(50,686)	(49,687)	(60,574)
Total Mortgage insurance	15,340	61	6,346	(1,769)	(6,886)
Title insurance	(173)	(685)	543	24	(148)
Total provision for losses	$15,167	$(624)	$6,889	$(1,745)	$(7,034)

(1)
Related to defaulted loans with the most recent default notice dated in the period indicated. For example, if a loan had defaulted in a prior period, but then subsequently cured and later re-defaulted in the current period, the default would be considered a current period default.
(2)
Related to defaulted loans with a default notice dated in a period earlier than the period indicated, which have been continuously in default since that time.

Other Operating Expenses

	2025	2024
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Salaries and other base employee expenses	$36,038	$32,561	$32,851	$41,431	$39,723

Variable and share-based incentive compensation	18,174	20,342	17,581	23,223	17,515

Other general operating expenses (1)	28,475	40,385	39,984	31,623	30,262
Ceding commissions	(6,723)	(6,620)	(6,276)	(5,957)	(5,644)
Title agent commissions	885	1,035	1,779	1,328	780
Total	$76,849	$87,703	$85,919	$91,648	$82,636

(1)
Includes $13 million and $10 million in the fourth quarter of 2024 and the third quarter of 2024, respectively, of impairment of long-lived assets, consisting of impairments to our internal-use software and lease-related assets.

Interest Expense

	2025	2024
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Senior notes	$15,800	$15,791	$20,945	$21,156	$22,128
Mortgage loan financing facilities	6,010	5,963	7,500	5,107	1,438
FHLB advances	425	403	538	544	945
Revolving credit facility	264	356	408	257	260
Loss on extinguishment of debt	—	—	—	—	4,275
Total interest expense	$22,499	$22,513	$29,391	$27,064	$29,046

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 1 of 4)

Summarized financial information concerning our operating segments as of and for the periods indicated is as follows. For a definition of adjusted pretax operating income (loss), along with a reconciliation to its consolidated GAAP measure, see Exhibits F and G.

	Three Months Ended March 31, 2025
(In thousands)	Mortgage Insurance	All Other (1)	Inter- segment	Total

Net premiums written	$230,250	$2,635	$—	$232,885
(Increase) decrease in unearned premiums	3,794	—	—	3,794
Net premiums earned	234,044	2,635	—	236,679
Services revenue	174	12,033	(91)	12,116
Net investment income	48,451	20,123	—	68,574
Net gains (losses) on investments and other financial instruments	—	1,287	—	1,287
Income (loss) on consolidated VIEs	—	428	—	428
Other income	1,629	(568)	(21)	1,040
Total	284,298	35,938	(112)	320,124
Provision for losses	15,340	(173)	—	15,167
Policy acquisition costs	6,388	—	—	6,388
Cost of services	98	8,673	—	8,771
Other operating expenses before allocated corporate operating expenses	16,567	21,102	(112)	37,557
Interest expense	16,489	6,010	—	22,499
Total	54,882	35,612	(112)	90,382
Adjusted pretax operating income (loss) before allocated corporate operating expenses	229,416	326	—	229,742
Allocation of corporate operating expenses	35,123	3,785	—	38,908
Adjusted pretax operating income (loss) (2)	$194,293	$(3,459)	$—	$190,834

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 2 of 4)

	Three Months Ended March 31, 2024
(In thousands)	Mortgage Insurance	All Other (1)	Inter- segment	Total

Net premiums written	$231,877	$1,858	$—	$233,735
(Increase) decrease in unearned premiums	2,122	—	—	2,122
Net premiums earned	233,999	1,858	—	235,857
Services revenue	210	12,493	(115)	12,588
Net investment income	49,574	19,647	—	69,221
Net gains (losses) on investments and other financial instruments	—	383	—	383
Other income	1,240	25	(3)	1,262
Total	285,023	34,406	(118)	319,311
Provision for losses	(6,886)	(148)	—	(7,034)
Policy acquisition costs	6,794	—	—	6,794
Cost of services	153	9,174	—	9,327
Other operating expenses before allocated corporate operating expenses	17,270	27,264	(118)	44,416
Interest expense	23,333	1,438	—	24,771
Total	40,664	37,728	(118)	78,274
Adjusted pretax operating income (loss) before allocated corporate operating expenses	244,359	(3,322)	—	241,037
Allocation of corporate operating expenses	34,509	3,711	—	38,220
Adjusted pretax operating income (loss) (2)	$209,850	$(7,033)	$—	$202,817

(1)
All Other activities consist of: (i) income (losses) from assets held by our holding company; (ii) related general corporate operating expenses not attributable or allocated to our reportable segments; and (iii) the operating results from certain other immaterial activities and operating segments, including our mortgage conduit, title, real estate services and real estate technology businesses.
(2)
See Exhibits F and G for additional information on the use and definition of this term and a reconciliation to consolidated net income.

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 3 of 4)

Mortgage Insurance

	2025	2024
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Net premiums written	$230,250	$231,979	$233,648	$232,645	$231,877
(Increase) decrease in unearned premiums	3,794	3,297	1,496	2,173	2,122
Net premiums earned	234,044	235,276	235,144	234,818	233,999
Services revenue	174	262	244	309	210
Net investment income	48,451	51,541	50,236	50,102	49,574
Other income	1,629	1,707	1,948	754	1,240
Total	284,298	288,786	287,572	285,983	285,023
Provision for losses	15,340	61	6,346	(1,769)	(6,886)
Policy acquisition costs	6,388	7,276	6,724	6,522	6,794
Cost of services	98	99	126	156	153
Other operating expenses before allocated corporate operating expenses	16,567	15,582	16,408	17,157	17,270
Interest expense	16,489	16,550	21,891	21,957	23,333
Total	54,882	39,568	51,495	44,023	40,664
Adjusted pretax operating income before allocated corporate operating expenses	229,416	249,218	236,077	241,960	244,359
Allocation of corporate operating expenses	35,123	34,011	32,534	43,197	34,509
Adjusted pretax operating income (1)	$194,293	$215,207	$203,543	$198,763	$209,850

All Other (2)

	2025	2024
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Net premiums earned	$2,635	$3,286	$3,989	$2,913	$1,858
Services revenue	12,033	12,088	12,001	13,064	12,493
Net investment income	20,123	19,769	28,160	23,664	19,647
Net gains (losses) on investments and other financial instruments	1,287	(1,521)	(4,611)	(49)	383
Income (loss) on consolidated VIEs	428	(467)	465	—	—
Other income	(568)	826	(399)	130	25
Total (3)	35,938	33,981	39,605	39,722	34,406
Provision for losses	(173)	(685)	543	24	(148)
Cost of services	8,673	9,768	9,416	9,379	9,174
Other operating expenses before allocated corporate operating expenses	21,102	21,644	23,583	26,615	27,264
Interest expense	6,010	5,963	7,500	5,107	1,438
Total	35,612	36,690	41,042	41,125	37,728
Adjusted pretax operating income (loss) before allocated corporate operating expenses	326	(2,709)	(1,437)	(1,403)	(3,322)
Allocation of corporate operating expenses	3,785	3,661	3,438	4,677	3,711
Adjusted pretax operating income (loss) (1)	$(3,459)	$(6,370)	$(4,875)	$(6,080)	$(7,033)

(1)
See Exhibits F and G for additional information on the use and definition of this term and a reconciliation to consolidated net income.

Radian Group Inc. and Subsidiaries

Segment Information

Exhibit E (page 4 of 4)

(2)
All Other activities consist of: (i) income (losses) from assets held by our holding company; (ii) related general corporate operating expenses not attributable or allocated to our reportable segments; and (iii) the operating results from certain other immaterial activities and operating segments, including our mortgage conduit, title, real estate services and real estate technology businesses.
(3)
Details of All Other revenue are as follows.

	2025	2024
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Holding company (a)	$12,560	$10,670	$19,113	$17,042	$16,536
Real estate services	8,345	8,056	8,185	9,110	9,517
Title	6,405	7,486	7,973	7,047	4,997
Mortgage conduit	7,978	7,128	3,658	5,815	2,690
Real estate technology	650	641	676	708	666
Total	$35,938	$33,981	$39,605	$39,722	$34,406

(a)
Consists of net investment income earned from assets held by Radian Group, our holding company, that are not attributable or allocated to our underlying businesses.

Selected Mortgage Insurance Key Ratios

	2025	2024
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Loss ratio (1)	6.6%	0.0%	2.7%	(0.8)%	(2.9)%
Expense ratio (2)	24.8%	24.2%	23.7%	28.5%	25.0%

(1)
For our Mortgage Insurance segment, calculated as provision for losses expressed as a percentage of net premiums earned.
(2)
For our Mortgage Insurance segment, calculated as operating expenses, (which consist of policy acquisition costs and other operating expenses, as well as allocated corporate operating expenses), expressed as a percentage of net premiums earned.

Radian Group Inc. and Subsidiaries

Definition of Consolidated Non-GAAP Financial Measures

Exhibit F (page 1 of 2)

Use of Non-GAAP Financial Measures

In addition to the traditional GAAP financial measures, we have presented “adjusted pretax operating income (loss),” “adjusted diluted net operating income (loss) per share” and “adjusted net operating return on equity,” which are non-GAAP financial measures for the consolidated company, among our key performance indicators to evaluate our fundamental financial performance. These non-GAAP financial measures align with the way our business performance is evaluated by both management and by our board of directors. These measures have been established in order to increase transparency for the purposes of evaluating our operating trends and enabling more meaningful comparisons with our peers. Although on a consolidated basis adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity are non-GAAP financial measures, we believe these measures aid in understanding the underlying performance of our operations. Our senior management, including our Chief Executive Officer (Radian’s chief operating decision maker), uses adjusted pretax operating income (loss) as our primary measure to evaluate the fundamental financial performance of our businesses and to allocate resources to them.

Beginning with the first quarter of 2025, when calculating adjusted diluted net operating income per share and adjusted net operating return on equity, the company no longer adjusts for the difference between the company’s statutory and effective tax rates to calculate those non-GAAP financial measures using the company’s federal statutory tax rate of 21%. The impact of this incremental adjustment for the difference between the company’s statutory and effective tax rates has been immaterial in recent periods because the number and magnitude of non-recurring fluctuations in the company’s effective tax rate have declined in recent years. As such, the company believes that this incremental adjustment for the difference between the two rates is no longer meaningful to users of our financial statements. We have reflected this change in our calculations of adjusted diluted net operating income per share and adjusted net operating return on equity for all periods presented herein. As it relates to the impact of reconciling income (expense) items included in these non-GAAP financial measures, the company continues to reflect these items on a gross basis and calculates the income tax provision (benefit) of these items using the company’s federal statutory tax rate of 21%.

Adjusted pretax operating income (loss) is defined as GAAP consolidated pretax income (loss) excluding the effects of: (i) net gains (losses) on investments and other financial instruments, except for those investments and other financial instruments attributable to our Mortgage Conduit business and (ii) impairment of other long-lived assets and other non-operating items, if any, such as gains (losses) from the sale of lines of business, acquisition-related income (expenses) and gains (losses) on extinguishment of debt, among others. Adjusted diluted net operating income (loss) per share is calculated by dividing adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by the sum of the weighted average number of common shares outstanding and all dilutive potential common shares outstanding. Adjusted net operating return on equity is calculated by dividing annualized adjusted pretax operating income (loss), net of taxes computed using the company’s effective tax rate, by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.

Although adjusted pretax operating income (loss) excludes certain items that have occurred in the past and are expected to occur in the future, the excluded items represent those that are: (i) not viewed as part of the operating performance of our primary activities or (ii) not expected to result in an economic impact equal to the amount reflected in pretax income (loss). These adjustments, along with the reasons for their treatment, are described below.

(1)
Net gains (losses) on investments and other financial instruments. The recognition of realized investment gains or losses can vary significantly across periods as the activity is highly discretionary based on the timing of individual securities sales due to such factors as market opportunities, our tax and capital profile and overall market cycles. Unrealized gains and losses arise primarily from changes in the market value of our investments that are classified as trading or equity securities. These valuation adjustments may not necessarily result in realized economic gains or losses.

Trends in the profitability of our fundamental operating activities can be more clearly identified without the fluctuations of these realized and unrealized gains or losses and changes in fair value of other financial instruments. Except for certain investments and other financial instruments attributable to specific operating segments, we do not view them to be indicative of our fundamental operating activities.

(2)
Impairment of other long-lived assets and other non-operating items, if any. Impairment of other long-lived assets and other non-operating items includes activities that we do not view to be indicative of our fundamental operating activities, such as: (i) impairment of internal-use software and other long-lived assets; (ii) gains (losses) from the sale of lines of business; (iii) acquisition-related income and expenses; and (iv) gains (losses) on extinguishment of debt.

Radian Group Inc. and Subsidiaries

Definition of Consolidated Non-GAAP Financial Measures

Exhibit F (page 2 of 2)

See Exhibit G for the reconciliations of the most comparable GAAP measures, consolidated pretax income (loss), diluted net income (loss) per share and return on equity to our non-GAAP financial measures for the consolidated company, adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity, respectively.

Total adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity are not measures of overall profitability, and therefore, should not be considered in isolation or viewed as substitutes for GAAP pretax income (loss), diluted net income (loss) per share or return on equity. Our definitions of adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity may not be comparable to similarly-named measures reported by other companies.

Radian Group Inc. and Subsidiaries

Consolidated Non-GAAP Financial Measure Reconciliations

Exhibit G (page 1 of 2)

Reconciliation of Consolidated Pretax Income to Adjusted Pretax Operating Income

	2025	2024
(In thousands)	Qtr 1	Qtr 4		Qtr 3		Qtr 2	Qtr 1

Consolidated pretax income	$188,440	$189,126		$195,392		$188,123	$198,649
Less reconciling income (expense) items
Net gains (losses) on investments and other financial instruments (1)	(2,010)	(6,770)		6,785		(4,438)	107
Impairment of other long-lived assets and other non-operating items	(384)	(12,941)	(2)	(10,061)	(2)	(122)	(4,275)	(3)
Total adjusted pretax operating income (4)	$190,834	$208,837		$198,668		$192,683	$202,817

(1)
Excludes net gains (losses) on investments and other financial instruments that are attributable to our Mortgage Conduit business, which are included in adjusted pretax operating income (loss).
(2)
This amount is included in other operating expenses on the Condensed Consolidated Statement of Operations in Exhibit A and primarily relates to impairment of other long-lived assets.
(3)
This amount is included in interest expense on the Condensed Consolidated Statement of Operations in Exhibit A and relates to the loss on extinguishment of debt.
(4)
Total adjusted pretax operating income consists of adjusted pretax operating income (loss) for our reportable segment and All Other activities as follows.

	2025	2024
(In thousands)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Adjusted pretax operating income (loss)
Mortgage Insurance segment	$194,293	$215,207	$203,543	$198,763	$209,850
All Other activities	(3,459)	(6,370)	(4,875)	(6,080)	(7,033)
Total adjusted pretax operating income	$190,834	$208,837	$198,668	$192,683	$202,817

Reconciliation of Diluted Net Income Per Share to Adjusted Diluted Net Operating Income Per Share

	2025	2024
	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Diluted net income per share	$0.98	$0.98	$0.99	$0.98	$0.98
Less per-share impact of reconciling income (expense) items
Net gains (losses) on investments and other financial instruments	(0.01)	(0.04)	0.04	(0.03)	—
Impairment of other long-lived assets and other non-operating items	—	(0.09)	(0.06)	—	(0.03)
Income tax (provision) benefit on reconciling income (expense) items (1)	—	0.03	—	—	0.01
Per-share impact of reconciling income (expense) items	(0.01)	(0.10)	(0.02)	(0.03)	(0.02)
Adjusted diluted net operating income per share	$0.99	$1.08	$1.01	$1.01	$1.00

(1)
Calculated using the company’s federal statutory tax rate of 21%.

Radian Group Inc. and Subsidiaries

Consolidated Non-GAAP Financial Measure Reconciliations

Exhibit G (page 2 of 2)

Reconciliation of Return on Equity to Adjusted Net Operating Return on Equity (1)

	2025	2024
	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Return on equity (1)	12.6%	12.7%	13.2%	13.6%	13.8%
Less impact of reconciling income (expense) items (2)
Net gains (losses) on investments and other financial instruments	(0.2)%	(0.6)%	0.6%	(0.4)%	—%
Impairment of other long-lived assets and other non-operating items	—%	(1.1)%	(0.9)%	—%	(0.4)%
Income tax (provision) benefit on reconciling income (expense) items (3)	0.1%	0.3%	—%	0.1%	0.1%
Impact of reconciling income (expense) items	(0.1)%	(1.4)%	(0.3)%	(0.3)%	(0.3)%
Adjusted net operating return on equity	12.7%	14.1%	13.5%	13.9%	14.1%

(1)
Calculated by dividing annualized net income by average stockholders’ equity, based on the average of the beginning and ending balances for each period presented.
(2)
Annualized, as a percentage of average stockholders’ equity.
(3)
Calculated using the company’s federal statutory tax rate of 21%.

On a consolidated basis, “adjusted pretax operating income (loss),” “adjusted diluted net operating income (loss) per share” and “adjusted net operating return on equity” are measures not determined in accordance with GAAP. These measures should not be considered in isolation or viewed as substitutes for GAAP pretax income (loss), diluted net income (loss) per share, return on equity or net income (loss).

Our definitions of adjusted pretax operating income (loss), adjusted diluted net operating income (loss) per share and adjusted net operating return on equity may not be comparable to similarly-named measures reported by other companies. See Exhibit F for additional information on our consolidated non-GAAP financial measures, including a change made beginning with the first quarter of 2025 to the calculations of adjusted diluted net operating income per share and adjusted net operating return on equity.

Radian Group Inc. and Subsidiaries

Mortgage Insurance Supplemental Information - New Insurance Written

Exhibit H

	2025	2024
($ in millions)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

NIW	$9,489	$13,186	$13,493	$13,902	$11,534
NIW by premium type

Direct monthly and other recurring premiums	96.4%	96.4%	95.9%	96.5%	96.7%

Direct single premiums	3.6%	3.6%	4.1%	3.5%	3.3%

NIW for purchases	95.6%	90.4%	95.6%	98.3%	96.9%
NIW for refinances	4.4%	9.6%	4.4%	1.7%	3.1%
NIW by FICO score (1)
>=740	68.1%	71.7%	69.5%	69.4%	67.3%
680-739	27.0%	23.3%	24.8%	25.5%	27.1%
620-679	4.9%	5.0%	5.7%	5.1%	5.6%
<=619	0.0%	0.0%	0.0%	0.0%	0.0%
Total NIW	100.0%	100.0%	100.0%	100.0%	100.0%
NIW by LTV (2)
95.01% and above	15.6%	15.9%	16.5%	16.5%	15.4%
90.01% to 95.00%	41.5%	37.5%	37.1%	37.2%	40.8%
85.01% to 90.00%	32.3%	31.7%	31.5%	32.4%	31.3%
85.00% and below	10.6%	14.9%	14.9%	13.9%	12.5%
Total NIW	100.0%	100.0%	100.0%	100.0%	100.0%

(1)
For loans with multiple borrowers, the percentage of NIW by FICO score represents the lowest of the borrowers’ FICO scores at origination.
(2)
At origination.

Radian Group Inc. and Subsidiaries

Mortgage Insurance Supplemental Information - Primary Insurance in Force and Risk in Force

Exhibit I

	2025	2024
($ in millions)	Qtr 1	Qtr 4	Qtr 3	Qtr 2	Qtr 1

Primary insurance in force	$274,159	$275,126	$274,721	$272,827	$270,986
Primary risk in force (“RIF”)	$71,958	$72,074	$71,834	$71,109	$70,299
Primary RIF by premium type
Direct monthly and other recurring premiums	90.1%	90.0%	89.8%	89.5%	89.2%
Direct single premiums	9.9%	10.0%	10.2%	10.5%	10.8%
Primary RIF by FICO score (1)
>=740	60.3%	60.1%	59.6%	59.2%	58.8%
680-739	32.4%	32.6%	33.0%	33.3%	33.6%
620-679	7.0%	7.0%	7.1%	7.2%	7.3%
<=619	0.3%	0.3%	0.3%	0.3%	0.3%
Total RIF	100.0%	100.0%	100.0%	100.0%	100.0%
Primary RIF by LTV (2)
95.01% and above	20.0%	19.8%	19.5%	19.2%	18.9%
90.01% to 95.00%	47.9%	47.9%	48.0%	48.1%	48.2%
85.01% to 90.00%	27.3%	27.3%	27.3%	27.3%	27.1%
85.00% and below	4.8%	5.0%	5.2%	5.4%	5.8%
Total RIF	100.0%	100.0%	100.0%	100.0%	100.0%
Persistency Rate (12 months ended)	83.7%	83.6%	84.4%	84.3%	84.3%
Persistency Rate (quarterly, annualized) (3)	85.7%	82.7%	84.1%	83.5%	85.3%

(1)
For loans with multiple borrowers, the percentage of primary RIF by FICO score represents the lowest of the borrowers’ FICO scores at origination.
(2)
At origination.
(3)
The Persistency Rate on a quarterly, annualized basis is calculated based on loan-level detail for the quarter ending as of the date shown. It may be impacted by seasonality or other factors, including the level of refinance activity during the applicable periods and may not be indicative of full-year trends.

FORWARD-LOOKING STATEMENTS

All statements in this press release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. In most cases, forward-looking statements may be identified by words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “strategy,” “future,” “likely” or the negative or other variations on these words and other similar expressions. These statements, which may include, without limitation, projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. These statements speak only as of the date they were made, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment where new risks emerge from time to time and it is not possible for us to predict all risks that may affect us. The forward-looking statements are not guarantees of future performance, and the forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, without limitation:

■
the health of the U.S. housing market generally and changes in economic conditions that impact the size of the insurable mortgage market, the credit performance of our insured mortgage portfolio, the returns on our investments in residential mortgage loans acquired through our Mortgage Conduit business and other investments held in our investment portfolio, as well as our business prospects, including: changes resulting from inflationary pressures, the interest rate environment and the risk of recession and higher unemployment rates; other macroeconomic stresses and uncertainties, including potential impacts related to the recent actions of the current presidential administration and responses thereto, as well as other political and geopolitical events, civil disturbances and endemics/pandemics or extreme weather events and other natural disasters that may adversely affect regional economic conditions and housing markets;
■
the primary and secondary impacts of recent government actions and executive orders, including tariffs, trade policies and reductions in the federal workforce, as well as challenges and other responses to those actions, and related uncertainty and volatility in financial markets;
■
changes in the way customers, investors, ratings agencies, regulators or legislators perceive our performance, financial strength and future prospects;
■
Radian Guaranty’s ability to remain eligible under the PMIERs to insure loans purchased by the GSEs;
■
our ability to maintain an adequate level of capital in our insurance subsidiaries to satisfy current and future regulatory requirements;
■
changes in the charters or business practices of, or rules or regulations imposed by or applicable to, the GSEs or loans purchased by the GSEs, or changes in the requirements for Radian Guaranty to remain an approved insurer to the GSEs, such as changes in the PMIERs or the GSEs’ interpretation and application of the PMIERs or other applicable requirements;
■
changes in the current housing finance system in the United States, including the roles and areas of primary focus of the FHA, the U.S. Department of Veterans Affairs (“VA”), the GSEs and private mortgage insurers in this system;
■
our ability to successfully execute and implement our capital plans, including our risk distribution strategy through the capital markets, traditional reinsurance markets or other strategies, and to maintain sufficient holding company liquidity to meet our liquidity needs;
■
our ability to successfully execute and implement our business plans and strategies, including plans and strategies that may require GSE and/or regulatory approvals and licenses, that are subject to complex compliance requirements that we may be unable to satisfy, or that may expose us to new risks, including those that could impact our capital and liquidity positions;
■
risks related to the quality of third-party mortgage underwriting and mortgage loan servicing;
■
a decrease in the Persistency Rates of our mortgage insurance on Monthly Premium Policies;
■
competition in the private mortgage insurance industry generally, including competition from current and potential new mortgage insurers, the FHA and the VA as well as from other forms of credit enhancement, such as any potential GSE-sponsored alternatives to traditional mortgage insurance;

■
U.S. political conditions and legislative and regulatory activity (or inactivity), including adoption of (or failure to adopt) new laws, regulations and executive orders, changes in existing laws, regulations and executive orders, or the way they are interpreted or applied, and adoption of laws, regulations or executive orders that conflict among jurisdictions in which we operate;
■
legal and regulatory claims, assertions, actions, reviews, audits, inquiries and investigations that could result in adverse judgments, settlements, fines, injunctions, restitutions or other relief that could require significant expenditures, new or increased reserves or have other effects on our business;
■
the amount and timing of potential payments or adjustments associated with federal or other tax examinations;
■
the possibility that we may fail to estimate accurately, especially in the event of an extended economic downturn or a period of extreme market volatility and economic uncertainty, the likelihood, magnitude and timing of losses in establishing loss reserves for our Mortgage Insurance business or to accurately calculate and/or project our Available Assets and Minimum Required Assets under the PMIERs, which could be impacted by, among other things, the size and mix of our IIF, changes to the PMIERs, the level of defaults in our portfolio, the reported status of defaults in our portfolio (including whether they are subject to mortgage forbearance, a repayment plan or a loan modification trial period), the level of cash flow generated by our insurance operations and our risk distribution strategies;
■
volatility in our financial results caused by changes in the fair value of our assets and liabilities carried at fair value;
■
changes in GAAP or SAP rules and guidance, or their interpretation;
■
risks associated with investments to grow our existing businesses, or to pursue new lines of business or develop new products and services, including our ability and related costs to acquire, develop, launch and implement new and innovative technologies and digital products and services, whether these products and services receive broad customer acceptance or disrupt existing customer relationships, and additional financial risks related to these and other potential investments, including required changes in our investment, financing and hedging strategies, risks associated with our increased use of financial leverage, which could expose us to liquidity risks resulting from changes in the fair values of assets, and the risk that we may fail to achieve forecasted results, which could result in lower or negative earnings contribution;
■
the effectiveness and security of our information technology systems and digital products and services, including the risk that these systems, products or services fail to operate as expected or planned or expose us to cybersecurity or third-party risks, including due to malware, unauthorized access, cyberattack, ransomware or other similar events;
■
our ability to attract, develop and retain key employees;
■
the amount of dividends, if any, that our insurance subsidiaries may distribute to us, which under applicable regulatory requirements is based primarily on the financial performance of our insurance subsidiaries, and therefore, may be impacted by general economic, competitive and other factors, many of which are beyond our control; and
■
the ability of our operating subsidiaries to distribute amounts to us under our internal tax- and expense-sharing arrangements, which for our insurance subsidiaries are subject to regulatory review and could be terminated at the discretion of such regulators.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and to subsequent reports and registration statements filed from time to time with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date on which we issued this press release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason.

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